EXHIBIT 23.4

[LETTERHEAD OF SANDLER O’NEILL & PARTNERS, L.P.]

CONSENT OF SANDLER O’NEILL & PARTNERS, L.P.

We hereby consent to the inclusion of our opinion letter dated March 8, 2006, to the Board of Directors of Bristol Bank as an Appendix to the Proxy Statement / Prospectus, which forms a part of the Registration Statement on Form S-4 of Bancshares of Florida, Inc., and to the references to our name and to the description of such opinion in the Proxy Statement / Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the “Act”), or the rules and regulations of the Securities and Exchange Commission thereunder (the “Regulations”), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Act or the Regulations.

/s/ Sandler O’Neill & Partners, L.P.

Sandler O’Neill & Partners, L.P.

New York, New York 10022

May 18, 2006